Exhibit 99.906 CERT

certification

Brian Curley Principal Executive Officer/President, and Rich Gleason, Principal Financial Officer/Treasurer Treasurer/Principal Financial Officer of Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Northern Lights Fund Trust III	Principal Financial Officer/Treasurer Northern Lights Fund Trust III

/s/ Brian Curley	/s/ Rich Gleason
Brian Curley	Rich Gleason

Date:	09/06/24	Date:	09/06/24

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.